Exhibit 99.1

Primis Financial Corp. Reports Strong Results for the Second Quarter of 2026

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, July 23, 2026

McLean, Virginia, July 23, 2026 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported net income available to common shareholders of $9.4 million, or $0.38 per diluted share, for the three months ended June 30, 2026, compared to net income available to common shareholders of $2.4 million, or $0.10 per diluted share, for the three months ended June 30, 2025. For the six months ended June 30, 2026, the Company reported net income available to common shareholders of $16.7 million, or $0.68 per diluted share, compared to a net income available to common shareholders of $25.1 million, or $1.01 per diluted share, for the six months ended June 30, 2025.

Q2 And Year-to-Date 2026 Accomplishments

The Company demonstrated strong profitability in the second quarter and first half of 2026. Significant areas of improvement year-over-year are detailed in the chart below:

	As of or for the Three Months Ended June 30		As of or for the Six Months Ended June 30
($ in millions except per share)	2026	2025	2026	2025
Net Income	$9.4	$2.4	$16.7	$25.1
Pre-Tax Pre-Provision Op. Net Income(1)	11.7	4.1	23.4	10.4
ROAA	0.90%	0.26%	0.83%	1.36%
Pre-Tax Pre-Provision Op. ROAA(1)	1.12	0.44	1.15	0.57

Net Interest Income	$33.8	$25.2	$65.8	$51.5
Net Interest Margin	3.45%	2.86%	3.44%	3.00%

Total Assets	$4,353	$3,872	$4,353	$3,872
Gross Loans HFI	3,466	3,131	3,466	3,131
Total Deposits	3,446	3,343	3,446	3,343

Average Earning Assets	$3,929	$3,532	$3,862	$3,466
Avg. NIB Deposits	566	467	550	457
Avg. NIB / Avg. Total Deposits	16.3%	14.3%	16.1%	14.3%

TCE / TA(1)	7.99%	7.49%	7.99%	7.49%
Tangible Book Value per Share(1)	$13.72	$11.48	$13.72	$11.48

Commenting on the results, Dennis J. Zember, Jr., President and Chief Executive Officer of the Company, stated, “We delivered another quarter of improving results and continued momentum.  Our ROA climbed to 0.90% in the second quarter, more than three times where it was a year ago.  Just as noteworthy, NPAs declined by 37% during the quarter and our allowance to NPAs increased to 73%.  During the quarter, we recognized a pre-tax gain related to the sale of Bearing Insurance totaling $5.9 million.  We offset that gain with a provision for loan losses on a larger office CRE loan and a $0.9 settlement on a nuisance lawsuit regarding mortgage recruiting.

Lastly, as discussed later in this press release, we have identified substantial earnings enhancements related to our announcement to convert the entire bank to our digital, real-time core.  The total earnings impact of $6.1 million is equally centered on revenue and expense improvements and should be incrementally in place beginning in the fourth quarter of 2026.  This project will afford us another year of the superior operating leverage that we have been demonstrating while putting the entire bank on the most sales focused real time core available in our industry.”

Division Updates

The second quarter of 2026 demonstrated continued progress across the Company’s strategies to meet its growth and profitability goals in 2026. The following discussion highlights recent progress for each of these strategies:

Core Community Bank

The Core Bank’s 24 banking offices in Virginia and Maryland represent almost two-thirds of the Company’s total balance sheet. Management believes the Core Bank drives significant value for the Company with a stable deposit base and strong core profitability:

•	The Core Bank has low concentrations of investor CRE (23% of total loans and only 188% of regulatory capital).
•	Loan pipeline of $158 million as of June 30, 2026, up 28% from $123 million at March 31, 2026.
•	Cost of deposits of 1.60% in the second quarter of 2026 compared to 1.79% in the same quarter in 2025.
•	Zero brokered deposits.
•	A proprietary banking app for commercial depositors that drives new sales independent of lending efforts in and around the Company’s footprint.

Approximately 21% of the core Bank’s deposit base are noninterest bearing deposits, supported with what management believes is the region’s best and most unique technology including the Bank’s proprietary V1BE service. Over $450 million of deposits have used the service, including over 80% of commercial clients. Over $70 million of new deposit relationships have resulted directly from the V1BE offering.

Primis Mortgage

Primis Mortgage had closed mortgage volume of $421 million in the second quarter of 2026, up 30% compared to the same quarter in 2025, in spite of significant macroeconomic headwinds in the second quarter. Construction-to-permanent loan volume was $34 million in the second quarter of 2026 versus $26 million in the same period in 2025. Pre-tax earnings related to Primis Mortgage were approximately $2.2 million for the second quarter of 2026, up substantially from earnings of $0.1 million in the second quarter of 2025.

Mortgage Warehouse

Mortgage warehouse lending continued to show strong growth in the second quarter of 2026. Outstanding loan balances at June 30, 2026 were $544 million, up 18% from $460 million at March 31, 2026 and up 195% from $185 million at June 30, 2025. Average loan balances were $426 million in the second quarter of 2026, up 24% from $343 million in the first quarter of 2026 and up 226% from $131 million in the second quarter of 2025. Mortgage warehouse also funded on average approximately 11% of its balance sheet with associated customer noninterest bearing deposit balances during the second quarter of 2026.

Panacea Financial

Panacea’s growth remained strong through the second quarter of 2026 with loans outstanding of $617 million, including loans held for sale, up 11% annualized compared to March 31, 2026. Panacea sold approximately $51 million of loans in the second quarter of 2026, including $41 million of loans classified as held for sale at March 31, 2026, and had $33 million of loans classified as held for sale at June 30, 2026. Panacea loans held for investment were $583 million at June 30, 2026, up 18% annualized from $559 million at March 31, 2026. At the end of the second quarter of 2026, Panacea customer deposits totaled $169 million, up 52% from June 30, 2025. Panacea remains the number one ranked “Bank for doctors” on Google and banks over 7,500 professionals and practices nationwide.

Digital Platform

Funding for the national strategies is provided exclusively by the Bank’s digital platform powered by what the Bank believes is one of the safest and most functional deposit accounts in the nation. Because of the scalability of the platform, there is significantly less pressure on the core Bank to provide this funding and risk the profitable, decades old relationships with core customers.

The platform ended the second quarter of 2026 with approximately $1.0 billion of deposits with a cost of deposits of 3.79% compared to $1.1 billion at June 30, 2025 with a cost of 4.27%. The platform also successfully grew business accounts in 2026 with small business balances reaching $38 million at June 30, 2026, up substantially from $16 million at December 31, 2025. These customers remain sticky with approximately 74% of our digital deposits banking with Primis for at least three years.

Core Consolidation Initiative

In 2025, the Company announced its decision to fully convert its core bank and all divisions onto its real-time, fully digital core that had served as the backbone of its successful national deposit origination platform.  Concurrent with that decision, management has been fully evaluating its products and services as well as vendors and various contracts supporting both cores.  Additional earnings improvements from this evaluation are expected to begin late in 2026 and be fully implemented in early 2027.  The improvements to earnings are on both the income and expense side totaling $6.1 million and are comprised of the following:

•	$3 million in revenue improvements resulting from consolidating account types and applying best practice fee solutions across all products and services, expected to be in place by late 2026.
•	$2.4 million in cost savings from consolidation of printing and statement services. Expected to be in place by January 2027.
•	$0.7 million from the consolidation of contracts and other consulting services. Consolidation of these services is beginning in 4Q 2026 with the majority of the savings realized in the first quarter of 2027 and full realization expected by the end of the second quarter of 2027.

In addition, we currently amortize approximately $0.8 million per quarter of capitalized costs from the initial development of the digital platform.  This amortization expense is expected to end during the third quarter of 2027.

Net Interest Income

Net interest income in the second quarter of 2026 was $33.8 million, up 34.1%, versus $25.2 million in the second quarter of 2025. As noted above, the Company’s net interest margin improved to 3.45% in the second quarter of 2026 compared to 2.86% in the same quarter of 2025 with the expansion driven by robust earning asset growth funded at attractive incremental margins.

Yield on earnings assets in the second quarter of 2026 increased three basis points and 34 basis points versus the first quarter of 2026 and second quarter of 2025, respectively. Yield on investments increased 131 basis points year-over-year largely due to the portfolio restructuring in the fourth quarter of 2025.

Cost of deposits in the Bank have benefitted from the focus on growing noninterest bearing deposit balances as well as the Core Bank’s management of interest expense. In the second quarter of 2026, the Company reported cost of interest-bearing deposits of 2.69% compared to 2.94% in the same quarter in 2025. Cost of funds was 2.46% in the second quarter of 2026, down 21 basis points from 2.67% in the second quarter of 2025.

Noninterest Income

Noninterest income was $22.0 million in the second quarter of 2026 versus $13.6 million in the first quarter of 2026 and $18.0 million in the second quarter of 2025. The second quarter of 2026 included a gain of $5.9 million from the liquidation of an insurance agency investment while the second quarter of 2025 included a $7.5 million gain on the Company’s investment in Panacea Financial Holdings. Mortgage related income grew 44.3% to $11.4 million in the second quarter of 2026 compared to $7.9 million in the same quarter in 2025. In 2026, the Company restructured its bank-owned life insurance portfolio which improved noninterest income by approximately $1.2 million annually beginning late in the second quarter of 2026.

The Company reported gain on sale income of $1.6 million related to the sale of Panacea loans and the guaranteed portion of SBA loans in the second quarter of 2026 compared to no similar gain on sale income in the second quarter of 2025. Approximately $237 thousand of the gain on sale income was attributable to the Core Bank in the second quarter of 2026 with the remainder driven by the Panacea Division. The Company anticipates increasing SBA gain on sale income to between $500 thousand to $600 thousand from the Core Bank beginning in the third quarter of 2026.

Noninterest Expense

Noninterest expense was $38.2 million for the second quarter of 2026, compared to $31.9 million for the same quarter of 2025. The following table reflects the core operating expense burden at the Company, net of mortgage related and Panacea division impacts.

($ in thousands)	2Q26	1Q26	4Q25	3Q25	2Q25
Reported Noninterest Expense	$38,207	$33,754	$42,164	$32,313	$31,942

Nonrecurring	-	-	(1,126)	-	(232)
Primis Mortgage Expenses	(11,526)	(10,545)	(10,048)	(8,214)	(8,514)
Panacea Net Expense	(1,507)	(1,040)	(2,614)	(2,100)	(370)
Consumer Program Servicing Fee	(300)	(347)	(391)	(439)	(518)
Reserve for Unfunded Commitment	39	136	127	19	(18)
Total Adjustments	(13,294)	(11,796)	(14,052)	(10,734)	(9,652)

Core Operating Expense Burden	$24,913	$21,958	$28,112	$21,579	$22,290

Core operating expense burden, as defined above, was $25 million in the second quarter of 2026 versus $22 million in both the first quarter of 2026 and second quarter of 2025. As previously disclosed, the first and second quarters of 2026 include a full quarter of lease expense, net of reduced depreciation expense, of approximately $1.4 million from the Company’s sale leaseback transaction executed in the fourth quarter of 2025. The second quarter of 2026 included a number of discrete expenses including $1.1 million related to the settlement of a previously disclosed mortgage lawsuit, $0.4 million increase of loan related expenses and $0.2 million higher marketing costs. There was also approximately $0.9 million cumulatively of smaller expenses related to the Company’s recent shelf filing, BOLI exchange and core conversion project.

Lastly, the Company is also in the beginning stages of deploying artificial intelligence tools and agents to drive ongoing productivity improvements in order to preserve operating leverage.

Loan Portfolio and Asset Quality

Loans held for investment increased to $3.5 billion at June 30, 2026 compared to $3.4 billion at March 31, 2026 and $3.1 billion at June 30, 2025. Primary drivers in these levels include:

•	Core Bank loans averaged approximately $2.0 billion in the second quarter of 2026, flat from the first quarter of 2026
•	Panacea Financial loans grew $24 million, or 4%, through the end of second quarter of 2026 to $583 million excluding loans held for sale at June 30, 2026.
•	Mortgage warehouse outstandings increased significantly to $544 million, or 18%, at the end of the second quarter of 2026 compared to $460 million at March 31, 2026.
•	Mortgage portfolio loans generated by Primis Mortgage grew to $140 million at June 30, 2026, up 15% from $122 million at March 31, 2026 and up 132% from $67 million at June 30, 2025.
•	Loan balances associated with the consumer loan program declined to $75 million at June 30, 2026, net of fair value discounts, compared to $113 million at June 30, 2025. Importantly, loans in promotional periods with full deferral now represent an immaterial amount of the portfolio which is amortizing down over time.

Nonperforming assets, excluding portions guaranteed by the SBA, improved to 1.45% of total assets at June 30, 2026 compared to 2.35% of total assets at March 31, 2026 and 1.90% at June 30, 2025. The Company has made significant progress reducing nonperforming assets with total nonperforming assets decreasing to $63 million at June 30, 2026 from $100 million at March 31, 2026, representing a 37% reduction in the second quarter of 2026.

The Company recorded a provision for credit losses of $5.5 million for the second quarter of 2026 compared to a provision for credit losses of $1.5 million for the first quarter of 2026 and $8.3 million for the second quarter of 2025. Approximately $5.3 million of the second quarter 2026 provision was related to specific reserve additions for one nonaccrual credit. Absent this amount, improvements in specific reserve amounts largely offset provision amounts related to portfolio growth and the consumer loan program. Core net charge-offs as a percentage of average loans were 53 basis points, up 38 basis points from the same period a year ago and up 47 basis points from the first quarter of 2026. The increase in net charge-offs was largely driven by one nonaccrual loan that was resolved in the second quarter of 2026. As a percentage of loans held for investment, the allowance for credit losses was 1.33% at the end of the second quarter of 2026 compared to 1.47% at the end of the second quarter of 2025.

Deposits and Funding

Total deposits at June 30, 2026 were $3.4 billion, up $0.1 billion, or 3.1% when compared to the same period in 2025. Noninterest bearing demand deposits were $506 million at June 30, 2026, an increase of 5.9% compared to balances at June 30, 2025. The Company had FHLB advances totaling $300 million outstanding at June 30, 2026, up from $25 million at December 31, 2025 and compared to no advances at June 30, 2025.

Taxes

Tax expense for the second quarter of 2026 was $2.7 million. Included in this expense was $0.8 million of tax expense related to the Panacea Financial Holdings deconsolidation in 2025 offset by $0.8 million of benefit from the purchase of certain tax credits. The Company expects the effective tax rate to be approximately 22% for the rest of 2026.

Shareholders’ Equity

Tangible book value per common share(1) at the end of the second quarter of 2026 was $13.72, an increase of $2.24, or 19.5%, from levels reported at June 30, 2025. Tangible common equity(1) ended the second quarter of 2026 at $340.0 million, or 7.99% of tangible assets(1).

The Board of Directors declared a dividend of $0.10 per share payable on August 21, 2026 to shareholders of record on August 7, 2026. This is Primis’ fifty-ninth consecutive quarterly dividend.

About Primis Financial Corp.

As of June 30, 2026, Primis had $4.4 billion in total assets, $3.5 billion in total loans held for investment and $3.4 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Conference Call

The Company’s management will host a conference call to discuss its second quarter results on Friday, July 24, 2026 at 10:00 a.m. (ET). A live webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/499443631. Participants may also call 1-833-461-5787, enter meeting ID 499 443 631 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days using the webcast link above.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled operating net income (loss) available to Primis' common shareholders; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; core operating expense burden, tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided when discussing the financial measure or in the Reconciliation of Non-GAAP Items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: instability in global economic conditions and geopolitical matters; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; adverse developments in borrower industries; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services); the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, V1BE fulfillment service, Mortgage Warehouse division and Primis Mortgage Company, as well as with respect to use and implementation of artificial intelligence; competitive pressures among financial institutions increasing significantly (including as a result of technological changes and the use of artificial intelligence); changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other second parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, civil unrest, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; action or inaction by the federal government, including as a result of any prolonged government shutdown; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

(1)	Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Primis Financial Corp.

Financial Highlights (unaudited)

(Dollars in thousands, except per share data)

	For Three Months Ended:					For Six Months Ended:
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025	2Q 2026	2Q 2025
Selected Performance Ratios:
Return on average assets	0.90%	0.76%	2.94%	0.70%	0.26%	0.83%	1.36%
Operating return on average assets(1)	0.53%	0.84%	0.23%	0.70%	(0.34)%	0.68%	0.02%
Pre-tax pre-provision return on average assets	1.68%	1.20%	3.84%	0.89%	1.20%	1.44%	2.23%
Pre-tax pre-provision operating return on average assets(1)	1.12%	1.20%	0.39%	0.89%	0.44%	1.15%	0.57%
Return on average common equity	8.71%	7.24%	29.46%	7.13%	2.57%	7.84%	13.96%
Operating return on average common equity(1)	5.17%	7.96%	2.36%	7.13%	(3.40)%	6.56%	0.19%
Operating return on average tangible common equity(1)	6.65%	10.19%	3.07%	9.45%	(4.51)%	8.38%	0.26%
Cost of funds	2.46%	2.46%	2.52%	2.62%	2.67%	2.46%	2.67%
Net interest margin	3.45%	3.43%	3.28%	3.18%	2.86%	3.44%	3.00%
Gross loans to deposits	100.58%	99.22%	96.70%	95.92%	93.65%	100.58%	93.65%
Efficiency ratio	68.48%	73.97%	52.14%	78.81%	73.92%	70.95%	63.25%
Operating efficiency ratio(1)	76.51%	73.97%	91.05%	78.81%	88.67%	70.95%	90.27%

Per Common Share Data:
Earnings per common share - Basic	$0.38	$0.30	$1.20	$0.28	$0.10	$0.68	$1.01
Operating earnings per common share - Basic(1)	$0.23	$0.33	$0.10	$0.28	$(0.13)	$0.55	$0.01
Earnings per common share - Diluted	$0.38	$0.30	$1.20	$0.28	$0.10	$0.68	$1.01
Operating earnings per common share - Diluted(1)	$0.23	$0.33	$0.10	$0.28	$(0.13)	$0.55	$0.01
Book value per common share	$17.49	$17.25	$17.12	$15.51	$15.27	$17.49	$15.27
Tangible book value per common share(1)	$13.72	$13.47	$13.34	$11.71	$11.48	$13.72	$11.48
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.20	$0.20
Weighted average shares outstanding - Basic	24,731,956	24,665,011	24,634,544	24,632,202	24,701,319	24,698,677	24,703,942
Weighted average shares outstanding - Diluted	24,788,023	24,719,255	24,654,037	24,643,889	24,714,229	24,751,058	24,718,458
Shares outstanding at end of period	24,799,072	24,772,072	24,695,385	24,644,385	24,643,185	24,799,072	24,643,185

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	1.45%	2.35%	2.03%	2.07%	1.90%	1.45%	1.90%
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.65%	0.12%	0.16%	0.14%	0.80%	0.41%	1.13%
Core net charge-offs (recoveries) as a percent of average loans (annualized)(1)	0.53%	0.06%	0.05%	0.03%	0.15%	0.30%	0.11%
Allowance for credit losses to total loans	1.33%	1.37%	1.40%	1.40%	1.47%	1.33%	1.47%

Capital Ratios:
Common equity to assets	9.96%	10.04%	10.45%	9.66%	9.72%
Tangible common equity to tangible assets(1)	7.99%	8.02%	8.33%	7.48%	7.49%
Leverage ratio(2)	8.63%	8.76%	8.80%	8.32%	8.34%
Common equity tier 1 capital ratio(2)	9.48%	9.18%	9.36%	8.62%	8.92%
Tier 1 risk-based capital ratio(2)	9.75%	9.45%	9.64%	8.91%	9.22%
Total risk-based capital ratio(2)	12.32%	12.01%	12.40%	12.02%	12.43%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Balance Sheets (unaudited)

	For Three Months Ended:
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Assets
Cash and cash equivalents	$176,825	$159,881	$143,607	$63,881	$94,074
Investment securities-available for sale	168,285	171,877	171,377	234,660	242,073
Investment securities-held to maturity	6,588	6,792	6,981	8,550	8,850
Loans held for sale	231,990	223,180	166,066	202,372	126,869
Loans held for investment	3,466,388	3,396,366	3,283,683	3,200,234	3,130,521
Allowance for credit losses	(45,964)	(46,381)	(45,883)	(44,766)	(45,985)
Net loans	3,420,424	3,349,985	3,237,800	3,155,468	3,084,536
Stock in Federal Reserve Bank and Federal Home Loan Bank	27,487	24,162	14,185	17,035	12,998
Bank premises and equipment, net	5,955	5,924	6,070	19,380	19,642
Operating lease right-of-use assets	64,233	64,781	65,596	9,427	9,927
Goodwill and other intangible assets	93,482	93,488	93,495	93,502	93,508
Assets held for sale, net	776	776	776	775	2,181
Bank-owned life insurance	77,515	76,958	68,969	68,504	68,048
Deferred tax assets, net	15,914	14,593	14,683	17,328	19,466
Investment in Panacea Financial Holdings, Inc. common stock	7,299	6,899	6,899	6,880	6,586
Other assets	56,841	57,372	50,884	57,087	82,968
Total assets	$4,353,614	$4,256,668	$4,047,388	$3,954,849	$3,871,726

Liabilities and stockholders' equity
Demand deposits	$505,758	$541,168	$554,442	$489,728	$477,705
NOW accounts	878,976	844,528	862,735	831,709	858,624
Money market accounts	794,540	778,366	740,886	737,634	744,321
Savings accounts	960,343	942,847	922,337	958,416	935,527
Time deposits	306,724	316,156	315,185	318,865	326,496
Total deposits	3,446,341	3,423,065	3,395,585	3,336,352	3,342,673
Securities sold under agreements to repurchase - short term	3,974	3,525	3,552	3,954	4,370
Federal Home Loan Bank advances	300,000	230,000	25,000	85,000	-
Secured borrowings	14,165	14,450	14,773	15,403	16,449
Subordinated debt and notes	69,358	69,311	96,162	96,091	96,020
Operating lease liabilities	60,573	60,832	61,340	10,682	11,195
Other liabilities	25,374	28,287	28,080	25,214	24,604
Total liabilities	3,919,785	3,829,470	3,624,492	3,572,696	3,495,311
Total stockholders' equity	433,829	427,198	422,896	382,153	376,415
Total liabilities and stockholders' equity	$4,353,614	$4,256,668	$4,047,388	$3,954,849	$3,871,726

Tangible common equity(1)	$340,347	$333,710	$329,401	$288,651	$282,907

(1)	See Reconciliation of Non-GAAP financial measures.

Primis Financial Corp.

(Dollars in thousands)

Condensed Consolidated Statement of Operations (unaudited)

	For Three Months Ended:					For Six Months Ended:
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025	2Q 2026	2Q 2025
Interest and dividend income	$56,322	$53,526	$53,326	$51,766	$47,627	$109,848	$95,350
Interest expense	22,567	21,452	22,474	22,734	22,447	44,019	43,806
Net interest income	33,755	32,074	30,852	29,032	25,180	65,829	51,544
Provision for (recovery of) credit losses	5,452	1,549	2,439	(49)	8,303	7,001	9,899
Net interest income after provision for credit losses	28,303	30,525	28,413	29,081	16,877	58,828	41,645
Account maintenance and deposit service fees	1,699	1,246	1,292	1,358	1,675	2,945	3,014
Mortgage banking income	11,388	10,760	9,992	8,887	7,893	22,148	13,508
Gain on sale of loans	1,582	567	1,470	249	210	2,149	210
Gains on Panacea Financial Holdings investment	400	-	20	294	7,450	400	32,028
Gain on sale-leaseback	-	-	50,573	-	-	-	-
Loss on sales of investment securities	-	-	(14,777)	-	-	-	-
Gain (loss) on other investments	5,961	49	33	381	(308)	6,010	(255)
Other	1,004	933	1,413	800	1,110	1,937	1,860
Noninterest income	22,034	13,555	50,016	11,969	18,030	35,589	50,365
Employee compensation and benefits	20,267	19,556	25,535	18,523	17,060	39,823	35,001
Occupancy and equipment expenses	4,799	4,617	4,459	3,481	3,127	9,416	6,412
Virginia franchise tax expense	695	611	577	576	577	1,306	1,154
FDIC Insurance assessment	854	738	918	999	1,021	1,592	1,814
Data processing expense	2,342	2,188	2,421	2,369	3,037	4,530	5,886
Marketing expense	934	760	472	450	720	1,694	1,234
Telecommunication and communication expense	350	311	352	309	324	661	611
Professional fees	2,886	1,860	3,730	2,509	2,413	4,746	4,638
Miscellaneous lending expenses	1,128	728	634	231	900	1,856	1,734
Other expenses	3,952	2,385	3,066	2,866	2,763	6,337	5,974
Noninterest expense	38,207	33,754	42,164	32,313	31,942	71,961	64,458
Income before income taxes	12,130	10,326	36,265	8,737	2,965	22,456	27,552
Income tax expense	2,704	3,014	6,725	1,907	528	5,718	6,081
Net Income	9,426	7,312	29,540	6,830	2,437	16,738	21,471
Noncontrolling interest	-	-	-	-	-	-	3,602
Net income available to Primis' common shareholders	$9,426	$7,312	$29,540	$6,830	$2,437	$16,738	$25,073

Primis Financial Corp.

(Dollars in thousands)

Loan Portfolio Composition

	For Three Months Ended:
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Loans held for sale	$231,990	$223,180	$166,066	$202,372	$126,869
Loans secured by real estate:
Commercial real estate - owner occupied	560,515	534,897	510,088	495,739	480,981
Commercial real estate - non-owner occupied	522,383	540,154	567,092	592,480	590,848
Secured by farmland	2,479	2,386	3,407	3,642	3,696
Construction and land development	153,906	151,426	131,757	102,227	106,443
Residential 1-4 family	558,782	560,711	576,866	564,087	571,206
Multi-family residential	137,953	150,475	140,261	137,804	157,097
Home equity lines of credit	61,985	61,786	61,738	62,458	62,103
Total real estate loans	1,998,003	2,001,835	1,991,209	1,958,437	1,972,374

Commercial loans	1,184,862	1,104,438	970,492	915,158	811,458
Paycheck Protection Program loans	1,713	1,716	1,719	1,723	1,729
Consumer loans	277,248	283,605	315,407	319,977	339,936
Total Non-PCD loans	3,461,826	3,391,594	3,278,827	3,195,295	3,125,497
PCD loans	4,562	4,772	4,856	4,939	5,024
Total loans receivable, net of deferred fees	$3,466,388	$3,396,366	$3,283,683	$3,200,234	$3,130,521

	For Three Months Ended:
(Dollars in thousands)	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Loans by Risk Grade:
Pass Grade 1 - Highest Quality	$128	$119	$87	$666	$667
Pass Grade 2 - Good Quality	152,946	160,228	178,999	168,177	170,560
Pass Grade 3 - Satisfactory Quality	1,537,862	1,556,700	1,882,934	1,842,958	1,737,153
Pass Grade 4 - Pass	1,591,207	1,469,542	1,026,499	1,034,035	1,050,397
Pass Grade 5 - Pass/ Watch(1)	14,599	13,765	-	-	-
Pass Grade 6 - Special Mention(2)	75,213	49,308	48,683	7,004	31,902
Grade 7 - Substandard(2)	86,884	139,155	138,932	139,847	139,842
Grade 8 - Doubtful(2)	7,549	7,549	7,549	7,547	-
Grade 9 - Loss(2)	-	-	-	-	-
Total loans	$3,466,388	$3,396,366	$3,283,683	$3,200,234	$3,130,521

(Dollars in thousands)

Asset Quality Information

	For Three Months Ended:
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Allowance for Credit Losses:
Balance at beginning of period	$(46,381)	$(45,883)	$(44,766)	$(45,985)	$(44,021)
Recovery of (provision for) credit losses	(5,452)	(1,549)	(2,439)	49	(8,303)
Net charge-offs	5,869	1,051	1,322	1,170	6,339
Ending balance	$(45,964)	$(46,381)	$(45,883)	$(44,766)	$(45,985)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(870)	$(1,006)	$(1,133)	$(1,152)	$(1,134)
Recovery of (provision for) unfunded loan commitment reserve	39	136	127	19	(18)
Total Reserve for Unfunded Commitments	$(831)	$(870)	$(1,006)	$(1,133)	$(1,152)

	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025
Non-Performing Assets:
Nonaccrual loans	$61,847	$84,949	$84,823	$84,973	$53,059
Accruing loans delinquent 90 days or more	5,827	20,222	1,713	1,713	25,188
Total non-performing assets	$67,674	$105,171	$86,536	$86,686	$78,247
SBA guaranteed portion of non-performing loans	$4,491	$5,033	$4,482	$4,682	$4,750

(1)	In first quarter of 2026. the Company expanded its risk grade matrix to include Pass Grade 5 - Pass/ Watch.
(2)	In first quarter of 2026, due to the expansion of the risk grade matrix, Special Mention, Substandard, Doubtful and Loss loans that were in risk grades 5, 6, 7 and 8, respectively in 2025, were migrated to risk grades 6, 7, 8 and 9, respectively in 2026.

Primis Financial Corp.

(Dollars in thousands)

Average Balance Sheet

	For Three Months Ended:					For Six Months Ended:
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025	2Q 2026	2Q 2025
Assets
Loans held for sale	$207,590	$159,007	$162,854	$130,061	$108,693	$183,433	$139,431
Loans, net of deferred fees	3,379,938	3,297,456	3,238,184	3,143,155	3,074,993	3,338,925	2,986,727
Investment securities	177,451	176,582	220,343	247,008	249,485	177,019	247,362
Other earning assets	164,006	161,199	115,908	101,278	98,369	162,611	92,457
Total earning assets	3,928,985	3,794,244	3,737,289	3,621,502	3,531,540	3,861,988	3,465,977
Other assets	272,805	261,466	244,183	232,636	272,910	267,167	252,469
Total assets	$4,201,790	$4,055,710	$3,981,472	$3,854,138	$3,804,450	$4,129,155	$3,718,446

Liabilities and equity
Demand deposits	$565,815	$533,570	$498,681	$481,697	$467,493	$549,781	$457,007
Interest-bearing liabilities:
NOW and other demand accounts	856,254	838,845	837,231	834,839	821,893	847,598	813,752
Money market accounts	777,265	750,380	740,915	756,361	759,107	763,896	773,507
Savings accounts	950,932	922,152	934,092	922,048	882,227	936,622	818,619
Time deposits	311,192	316,281	315,943	324,614	329,300	313,722	332,484
Total Deposits	3,461,458	3,361,228	3,326,862	3,319,559	3,260,020	3,411,619	3,195,369
Borrowings	219,946	181,185	205,767	117,697	117,701	200,672	117,330
Total Funding	3,681,404	3,542,413	3,532,629	3,437,256	3,377,721	3,612,291	3,312,699
Other Liabilities	86,339	86,090	50,978	36,720	36,649	86,216	37,461
Total liabilites	3,767,743	3,628,503	3,583,607	3,473,976	3,414,370	3,698,507	3,350,160
Primis common stockholders' equity	434,047	427,207	397,865	380,162	380,080	430,648	362,295
Noncontrolling interest	-	-	-	-	-	-	5,991
Total stockholders' equity	434,047	427,207	397,865	380,162	380,080	430,648	368,286
Total liabilities and stockholders' equity	$4,201,790	$4,055,710	$3,981,472	$3,854,138	$3,794,450	$4,129,155	$3,718,446

Net Interest Income
Loans held for sale	$3,142	$2,376	$2,511	$2,085	$1,754	$5,518	$2,810
Loans	49,785	47,758	47,856	46,772	42,963	97,543	86,871
Investment securities	1,950	1,911	1,841	1,894	1,928	3,862	3,834
Other earning assets	1,445	1,481	1,118	1,015	982	2,925	1,835
Total Earning Assets Income	56,322	53,526	53,326	51,766	47,627	109,848	95,350

Non-interest bearing DDA	-	-	-	-	-	-	-
NOW and other interest-bearing demand accounts	4,446	4,244	4,124	4,549	4,603	8,690	9,118
Money market accounts	4,916	4,539	4,615	5,229	5,271	9,454	10,691
Savings accounts	7,575	7,202	7,599	8,070	7,793	14,777	14,211
Time deposits	2,451	2,517	2,639	2,723	2,830	4,969	5,869
Total Deposit Costs	19,388	18,502	18,977	20,571	20,497	37,890	39,889

Borrowings	3,179	2,950	3,497	2,163	1,950	6,129	3,917
Total Funding Costs	22,567	21,452	22,474	22,734	22,447	44,019	43,806

Net Interest Income	$33,755	$32,074	$30,852	$29,032	$25,180	$65,829	$51,544

Net Interest Margin
Loans held for sale	6.07%	6.06%	6.12%	6.36%	6.47%	6.07%	4.06%
Loans	5.91%	5.87%	5.86%	5.90%	5.60%	5.89%	5.87%
Investments	4.41%	4.39%	3.31%	3.04%	3.10%	4.40%	3.13%
Other Earning Assets	3.53%	3.73%	3.83%	3.98%	4.00%	3.63%	4.00%
Total Earning Assets	5.75%	5.72%	5.66%	5.67%	5.41%	5.74%	5.55%

NOW	2.08%	2.05%	1.95%	2.16%	2.25%	2.07%	2.26%
MMDA	2.54%	2.45%	2.47%	2.74%	2.79%	2.50%	2.79%
Savings	3.20%	3.17%	3.23%	3.47%	3.54%	3.18%	3.50%
CDs	3.16%	3.23%	3.31%	3.33%	3.45%	3.19%	3.56%
Cost of Interest Bearing Deposits	2.69%	2.65%	2.66%	2.88%	2.94%	2.67%	2.94%
Cost of Deposits	2.25%	2.23%	2.26%	2.46%	2.52%	2.24%	2.52%

Other Funding	5.80%	6.60%	6.74%	7.29%	6.65%	6.16%	6.73%
Total Cost of Funds	2.46%	2.46%	2.52%	2.62%	2.67%	2.46%	2.67%

Net Interest Margin	3.45%	3.43%	3.28%	3.18%	2.86%	3.44%	3.00%
Net Interest Spread	2.84%	2.83%	2.72%	2.62%	2.32%	2.84%	2.46%

Primis Financial Corp.

(Dollars in thousands, except per share data)

	For Three Months Ended:					For Six Months Ended:
	2Q 2026	1Q 2026	4Q 2025	3Q 2025	2Q 2025	2Q 2026	2Q 2025
Reconciliation of Non-GAAP items:
Net income available to Primis' common shareholders	$9,426	$7,312	$29,540	$6,830	$2,437	$16,738	$25,073
Non-GAAP adjustments to Net Income:
Loss on sale of investment securities	-	-	14,777	-	-	-	-
Branch Consolidation / Other restructuring	-	-	-	-	-	-	144
Professional fee expense related to accounting matters and LPF sale	-	-	-	-	232	-	1,125
Gain on sale-leaseback	-	-	(50,573)	-	-	-	-
Transaction costs related to sale-leaseback	-	-	1,126	-	-	-	-
Gains on Panacea Financial Holdings investment	-	-	-	-	(7,450)	-	(32,028)
Loss on sale of closed bank branch buildings	-	-	-	-	-	-	107
Gain on investment in Bearing Insurance	(5,853)	-	-	-	-	(5,853)	-
Tax expense related to de-consolidation gain in 2025 on PFH investment	759	759	-	-	-	1,518	-
Income tax effect	1,264	-	7,489	-	1,559	1,264	5,929
Operating net income (loss) available to Primis' common shareholders	$5,596	$8,071	$2,359	$6,830	$(3,222)	$13,667	$350

Net income available to Primis' common shareholders	$9,426	$7,312	$29,540	$6,830	$2,437	$16,738	$25,073
Income tax expense	2,704	3,014	6,725	1,907	528	5,718	6,081
Provision (benefit) for credit losses (incl. unfunded commitment expense/benefit)	5,413	1,413	2,312	(68)	8,321	6,826	9,930
Pre-tax pre-provision earnings	$17,543	$11,739	$38,577	$8,669	$11,286	$29,282	$41,084
Effect of adjustment for nonrecurring income and expenses	(5,853)	-	(34,670)	-	(7,218)	(5,853)	(30,652)
Pre-tax pre-provision operating earnings	$11,690	$11,739	$3,907	$8,669	$4,068	$23,429	$10,432

Return on average assets	0.90%	0.76%	2.94%	0.70%	0.26%	0.83%	1.36%
Effect of adjustment for nonrecurring income and expenses	(0.37)%	0.08%	(2.71)%	0.00%	(0.60)%	(0.15)%	(1.34)%
Operating return on average assets	0.53%	0.84%	0.23%	0.70%	(0.34)%	0.68%	0.02%

Return on average assets	0.90%	0.76%	2.94%	0.70%	0.26%	0.83%	1.36%
Effect of tax expense	0.26%	0.30%	0.67%	0.20%	0.06%	0.28%	0.33%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.52%	0.14%	0.23%	(0.01)%	0.88%	0.33%	0.54%
Pre-tax pre-provision return on average assets	1.68%	1.20%	3.84%	0.89%	1.20%	1.44%	2.23%
Effect of adjustment for nonrecurring income and expenses	(0.56)%	0.00%	(3.45)%	0.00%	(0.76)%	(0.29)%	(1.66)%
Pre-tax pre-provision operating return on average assets	1.12%	1.20%	0.39%	0.89%	0.44%	1.15%	0.57%

Return on average common equity	8.71%	7.24%	29.46%	7.13%	2.57%	7.84%	13.96%
Effect of adjustment for nonrecurring income and expenses	(3.54)%	0.72%	(27.10)%	0.00%	(5.97)%	(1.28)%	(13.77)%
Operating return on average common equity	5.17%	7.96%	2.36%	7.13%	(3.40)%	6.56%	0.19%
Effect of goodwill and other intangible assets	1.48%	2.23%	0.71%	2.32%	(1.11)%	1.82%	0.07%
Operating return on average tangible common equity	6.65%	10.19%	3.07%	9.45%	(4.51)%	8.38%	0.26%

Efficiency ratio	68.48%	73.97%	52.14%	78.81%	73.92%	70.95%	63.25%
Effect of adjustment for nonrecurring income and expenses	8.03%	0.00%	38.91%	0.00%	14.75%	0.00%	27.02%
Operating efficiency ratio	76.51%	73.97%	91.05%	78.81%	88.67%	70.95%	90.27%

Earnings per common share - Basic	$0.38	$0.30	$1.20	$0.28	$0.10	$0.68	$1.01
Effect of adjustment for nonrecurring income and expenses	(0.15)	0.03	(1.10)	-	(0.23)	(0.13)	(1.00)
Operating earnings per common share - Basic	$0.23	$0.33	$0.10	$0.28	$(0.13)	$0.55	$0.01

Earnings per common share - Diluted	$0.38	$0.30	$1.20	$0.28	$0.10	$0.68	$1.01
Effect of adjustment for nonrecurring income and expenses	(0.15)	0.03	(1.10)	-	(0.23)	(0.13)	(1.00)
Operating earnings per common share - Diluted	$0.23	$0.33	$0.10	$0.28	$(0.13)	$0.55	$0.01

Book value per common share	$17.49	$17.25	$17.12	$15.51	$15.27	$17.49	$15.27
Effect of goodwill and other intangible assets	(3.77)	(3.78)	(3.78)	(3.80)	(3.79)	(3.77)	(3.79)
Tangible book value per common share	$13.72	$13.47	$13.34	$11.71	$11.48	$13.72	$11.48

Net charge-offs as a percent of average loans (annualized)	0.65%	0.12%	0.16%	0.14%	0.80%	0.41%	1.13%
Impact of third-party consumer portfolio	(0.12)%	(0.06)%	(0.11)%	(0.11)%	(0.65)%	(0.11)%	(1.02)%
Core net charge-offs as a percent of average loans (annualized)	0.53%	0.06%	0.05%	0.03%	0.15%	0.30%	0.11%

Total Primis common stockholders' equity	$433,829	$427,198	$422,896	$382,153	$376,415	$433,829	$376,415
Less goodwill and other intangible assets	(93,482)	(93,488)	(93,495)	(93,502)	(93,508)	(93,482)	(93,508)
Tangible common equity	$340,347	$333,710	$329,401	$288,651	$282,907	$340,347	$282,907

Common equity to assets	9.96%	10.04%	10.45%	9.66%	9.72%	9.96%	9.72%
Effect of goodwill and other intangible assets	(1.97)%	(2.02)%	(2.12)%	(2.18)%	(2.23)%	(1.97)%	(2.23)%
Tangible common equity to tangible assets	7.99%	8.02%	8.33%	7.48%	7.49%	7.99%	7.49%